UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENETHERA, INC.
(Exact name of Registrant as specified in its charter)

                Florida                                                 65-0622463
                  (State or other jurisdiction of                                         (IRS Employer
                  incorporation or organization)                         Identification No.)

3930 Youngfield
Wheat Ridge, Colorado 80033
(Address of Principal Executive Offices, including ZIP Code)

Antonio Milici
3930 Youngfield
Wheat Ridge, Colorado 80033
(Name and address of agent for service)

(303) 463-6371
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee

Common Stock	8,000,000 shares	$.04(1)	$320,000	$9.82
Total	8,000,000 shares	.04(1)	$320,000	$9.82

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low bid prices reported on the OTC Bulletin Board as of May 1, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The documents containing the information concerning the Genethera, Inc. 2006 NON-QUALIFIED STOCK COMPENSATION PLAN (collectively, the “Plan”) required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Genethera, Inc. (hereinafter referred to as “the Company,” “we,” “our,” “us,” or “its”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference and shall be deemed to be a part hereof:

     (1) the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006, filed with the Commission on May 2, 2007;
     (2) the description of the Company’s Common Stock under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form 10, filed on January 4, 2000, and as thereafter amended from time to time for the purpose of updating, changing or modifying such description.
(3) the company’s 2006 Non-Qualified Stock Compensation Plan filed on form S-8 on August 2, 2006

    In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is hereby made to the provisions of the Florida Business Corporation Act, which provides for indemnification of directors and officers under certain circumstances. The Registrant's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity. Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling GeneThera, Inc. pursuant to the foregoing provisions, GeneThera has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

5.1* Legal Opinion of J. Wade Mezey, Esq.

10.1 2006 Non-Qualified Stock Compensation Plan (filed on form S-8 August 2, 2006)

* Filed herewith

Item 9. Undertakings The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Wheat Ridge, Colorado, on May 2, 2007.

GeneThera, Inc.
(Registrant)

/s/ Antonio Milici
------------------------------------
Antonio Milici
President & CEO

Signature Title Date
------------------------------------------------------------------------------------------------------------------------
Principal Executive Officer:

/s/Antonio Milici President, CEO and Director May 2, 2007
-----------------
Antonio Milici

Principal Financial Officer and
Principal Accounting Officer:

/s/ Tannya L. Irizarry Chief Financial Officer (Interim) May 2, 2007
----------------------
Tannya L. Irizarry
Additional Directors:

/s/ Thomas G. Slaga Director  May 2, 2007
-------------------
Thomas G. Slaga

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Board of Directors has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheat Ridge, State of Colorado, on May 2, 2007.

GENETHERA, INC.
Consultant and Employee Stock Compensation Plan

By: /s/ Antonio Milici
----------------------------
Antonio Milici, President

INDEX TO EXHIBITS

Exhibit No. Title
------------------- ------------------------------------------------------------

5.1 Legal opinion of J Wade Mezey, Esq.

10.1 2006 Non-Qualified Stock Compensation Plan